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                                    EXHIBIT I
             TO SCHEDULE 13D, AMENDMENT NO. 13 OF FILING CONCERNING
                          GLACIER WATER SERVICES, INC.


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

Filing Parties                                                          Shares
--------------                                                        ----------
Kayne Anderson Capital Advisors, L.P.

   o        Managed Investment Limited Partnerships                      932,893

   o        Other Managed Accounts                                        88,325

Richard A. Kayne

   o        Direct ownership                                             253,866

   o        Kayne Anderson Rudnick Investment Management, LLC
            managed accounts                                               5,000
                                                                     -----------
                                                      Total            1,280,084

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